As filed with the U.S. Securities and Exchange Commission on May 14, 2026.
Registration No. 333-
UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Carter’s, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3912933
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Phipps Tower,
3438 Peachtree Road NE
Suite 1800
Atlanta, Georgia 30326
(Address of Principal Executive Offices) (Zip code)
Amended and Restated Equity Incentive Plan
(Full Title of the Plans)
Antonio D. Robinson
Chief Administrative & Compliance Officer,
Corporate Secretary
Carter’s, Inc.
Phipps Tower
3438 Peachtree Road NE
Suite 1800
Atlanta, Georgia 30326
(Name and Address of Agent For Service)
(678) 791-1000
(Telephone Number, including area code, of agent for service)
Copies to:
Elizabeth A. Morgan
King & Spalding LLP
1290 Avenue of the Americas
14th Floor
New York, NY 10104
(212) 556-2100
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
Pursuant to General Instruction E of Form S-8, Carter’s Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 2,000,000 additional shares of the Registrant’s common stock for issuance under the Registrant’s Amended and Restated Equity Incentive Plan (the “Plan”).
This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on May 27, 2005 (Registration No. 333-125306) registering 5,100,704 shares (10,201,408 shares, as adjusted for a two-for-one stock split on June 6, 2007), August 2, 2010 (Registration No. 333-168446) registering 565,000 shares, November 3, 2011 (Registration No. 333-177724) registering 3,725,000 shares, and May 23, 2018 (Registration No. 333-225144) registering 3,000,000 shares.
In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.
PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026, filed with the Commission on February 27, 2026;

(b)the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 2026, filed with the Commission on May 6, 2026;
(c)the Registrant’s Current Reports on Form 8-K filed with the Commission on May 1, 2026 and May 14, 2026 (in each case, to the extent the information therein has been filed and not “furnished”);
(d)the description of the Registrant’s common stock contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026, filed with the Commission on February 27, 2026.
In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than any report or portion thereof furnished or deemed furnished, including under any Current Report on Form 8-K) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.

Item 8. Exhibits

Exhibit Number	Exhibit Description
4.1	Certificate of Incorporation of Carter’s, Inc., as amended on May 22, 2017 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on May 23, 2017).
4.2	Amended and Restated By-laws of Carter’s, Inc., as amended on November 13, 2025 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on November 13, 2025).
4.3	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (No. 333-98679) filed on October 10, 2003).
4.4
Certificate of Designation of the Series A Junior Participating Preferred Stock of the Company, dated September 24, 2025 (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act on September 24, 2025)

5.1 *	Opinion of King & Spalding LLP.
23.1 *	Consent of Independent Registered Public Accounting Firm.
23.2 *	Consent of King & Spalding LLP (contained in Exhibit 5.1).
99.1*	Amended and Restated Equity Incentive Plan.
107 *	Calculation of Filing Fee Table.

*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on 14th of May, 2026.
CARTER’S, INC.

/s/ RICHARD F. WESTENBERGER
Richard F. Westenberger

Interim Chief Executive Officer & President,
Chief Financial Officer & Chief Operating Officer
POWER OF ATTORNEY
Each person whose signature appears below authorizes Richard F. Westenberger and Antonio D. Robinson, and each of them, each of whom may act without joinder of the other, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to execute in the name of each such person who is then an officer or trustee of Carter’s, Inc., and to file any amendments (including post effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ RICHARD F. WESTENBERGER	Interim Chief Executive Officer & President, Chief Financial Officer & Chief Operating Officer	May 14, 2026
Richard F. Westenberger	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ GRETCHEN W. SCHAR	Non-Executive Chair of the Board of Directors	May 14, 2026
Gretchen W. Schar

/s/ ROCHESTER (ROCK) ANDERSON, JR.	Director	May 14, 2026
Rochester (Rock) Anderson, Jr.

/s/ JEFFREY H. BLACK	Director	May 14, 2026
Jeffrey H. Black

/s/ LUIS A. BORGEN	Director	May 14, 2026
Luis A. Borgen

/s/ JEVIN S. EAGLE	Director	May 14, 2026
Jevin S. Eagle

/s/ MARK P. HIPP	Director	May 14, 2026
Mark P. Hipp

/s/ STACEY S. RAUCH	Director	May 14, 2026
Stacey S. Rauch

/s/ STEPHANIE P. STAHL	Director	May 14, 2026
Stephanie P. Stahl